Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint Lars Pearl , as their true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name and place, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any subsequent registration statement filed by Aurora Gold Corp. pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments thereto, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

By:	/s/ Ross Doyle	Dated: October 28, 2011
Ross Doyle, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Executive) and Director

By:	/s/ Agustin Gomez de Segura	Dated: October 28, 2011
Agustin Gomez de Segura, Director